Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements and schedule of Iron Mountain Incorporated and the audited historical financial statements of Data Storage Systems, Inc., DKA Industries, Inc. d/b/a Systems Record Storage, Mohawk Business Record Storage, Inc. and Security Archives Corporation, and to all references to our Firm included in or made a part of this registration statement.



                                                      Arthur Andersen LLP



Los Angeles, California
San Jose, California
Orlando, Florida
Minneapolis, Minnesota
September 6, 1996